UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                           October 27, 2011

XL GROUP

Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2011, the Board of Directors (the "Board") of XL Group plc (the "Company" or "XL"), acting upon the recommendation of its Nominating, Governance and External Affairs Committee, elected Suzanne B. Labarge to the Board. Ms. Labarge has been elected as a Class II Director and as such will be standing for re-election at the Company's 2012 annual general meeting of shareholders. Ms. Labarge has been named to the Audit and Risk and Finance Committees of the Board.

As disclosed in the Form 8-K12B relating to the Company’s redomestication to Ireland, filed with the Securities and Exchange Commission on July 1, 2010, all other directors and the secretary of the Company have entered into indemnification agreements with XL Group Ltd.; accordingly, Ms. Labarge entered into such an indemnification agreement on October 27, 2011. There are no arrangements or understandings between Ms. Labarge and any other person pursuant to which she was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

In connection with the election of Ms. Labarge as a director of the Company, and pursuant to the terms of the Company's Amended & Restated Directors Stock & Option Plan (the "Plan"), the Board authorized the grant to Ms. Labarge of options to purchase 5,000 of the Company's ordinary shares at an exercise price equal to the last reported sale price of the Company's ordinary shares on November 4, 2011, which is the first trading day in the Company’s next open window period. The options granted to Ms. Labarge have a term of ten years and are fully exercisable as of the date of grant. The Board also approved a grant to Ms. Labarge of fully vested ordinary shares equal to the pro-rated portion of the value of the annual equity award granted to non-employee members of the Board for their service between May 2011 and April 2012.  The number of Shares to be granted will be determined using the last reported sale price of the Company’s ordinary shares on November 4, 2011.

In addition, the Company has also agreed to pay Ms. Labarge a retainer fee equal to the pro rata cash portion of the annual retainer fee payable to non-employee members of the Board until the Company's 2012 annual general meeting of shareholders.

The press release issued by the Company on October 27, 2011 announcing the election of Ms. Labarge to the Board is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release (“XL Group plc Announces the Appointment of Suzanne B. Labarge to its Board of Directors”) dated October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011

XL Group plc
  (Registrant)

By:        /s/ Kirstin R. Gould
Name: Kirstin R. Gould
Title:    General Counsel and Secretary